                                 SCHEDULE 14A
                                (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          MICHIGAN RIVET CORPORATION
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


                          MICHIGAN RIVET CORPORATION
-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

    (5) Total fee paid:

--------------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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






                           MICHIGAN RIVET CORPORATION

                                 --------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 24, 1998


           The Annual Meeting of Shareholders of Michigan Rivet Corporation, a Michigan corporation, will be held at the offices of Michigan Rivet Corporation, 13201 Stephens Road, Warren, Michigan 48089, on Friday, April 24, 1at 11:00 a.m., Detroit time, for the following purposes:

           (a) To elect seven directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected and qualified; and

           (b) To transact such other business as may properly come before the meeting or any adjournment thereof.

           You are invited to attend the meeting. However, if you do not expect to attend in person, you are urged to execute and return immediately the enclosed proxy which is solicited by the Board of Directors of the Company. The proxy is revocable and will not affect your right to vote in person if you attend the meeting.


                                      By Order of the Board of Directors



                                      CLARK V. STEVENS, Secretary






Warren, Michigan
March 20, 1998

                           MICHIGAN RIVET CORPORATION

                                 PROXY STATEMENT
                    ANNUAL MEETING TO BE HELD APRIL 24, 1998

             This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Michigan Rivet Corporation (the "Company") of proxies to be used at the Annual Meeting of Shareholders to be held on April 24, 1998 at the executive offices of the Company. The mailing address of the principal executive offices of the Company is 13201 Stephens Road, Warren, Michigan 48089. This Proxy Statement and the enclosed proxy were first sent or given to the shareholders on or about March 20, 1998.

             The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, the Company will reimburse brokerage houses and other nominees for their expenses incurred in sending proxies and proxy material to the beneficial owners of shares held by them. A proxy may be revoked by the person executing it at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company a written revocation; by giving another proxy bearing a later date than the proxy being revoked; or by attending and voting at the Annual Meeting in person.

             Only shareholders of record at the close of business on February 20, 1998 will be entitled to vote at the meeting. On that date 638,525 shares of Common Stock were issued and outstanding. Each shareholder is entitled to one vote for each share of Common Stock held by the shareholder. Shares cannot be voted at the meeting unless the holder is present in person or represented by proxy. A majority of the outstanding shares of the Company, represented in person or by proxy, shall constitute a quorum at the meeting.


                             PRINCIPAL SHAREHOLDERS

             The following persons beneficially owned shares of the Common Stock of the Company in the amounts and percentages shown as of December 31, 1997, and are the only persons known to the Company to own beneficially more than 5% of the Common Stock. The determination of beneficial ownership was made in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, which specifies that a beneficial owner includes "any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:
(1) Voting power which includes the power to vote, or direct the voting of, [his or her shares], and/or (2) Investment power which includes the power to dispose, or to direct the disposition of" his or her shares. The nature of beneficial ownership is sole voting and investment power except as otherwise indicated in the footnotes to the table.


                                                  AMOUNT AND
                                                  NATURE OF                   PERCENT
    NAME AND ADDRESS                              BENEFICIAL                    OF
    OF BENEFICIAL OWNER                           OWNERSHIP                    CLASS
    -------------------                           ----------                  -------
Dorothy E. Knuppenburg (1)(2)                      145,539                     22.8%
 8961 W. 32 Mile Road, Romeo, Michigan 48065

Comerica Bank f/k/a                                145,339                     22.8%
Manufacturers National Bank of Detroit (1)
 P.O. Box 33060, Detroit, Michigan 48232

Dottice Stade (3)(4)                               209,953                     32.9%
 13201 Stephens Road, Warren, Michigan 48089

Kermit L. Knuppenburg (4)(5)                       152,482                     24.0%
 13201 Stephens Road, Warren, Michigan 48089

Anthony W. Livorine (4)                            141,722                     22.2%
 4689 Crows Nest Court, Brighton, Michigan 48116

Frank C. Bellisario (6)                            40,389                       6.3%
 38014 Rockhill, Clinton Township, Michigan 48036

Ronald M. Bellisario (7)                           39,699                       6.2%
 4964 Deer Creek Circle N., Washington, MI 48094

Doreen E. Paulson (8)                              35,679                       5.6%
 47952 Liberty Drive, Shelby Twp., Michigan 48315

----------------------------


(1) Dorothy E. Knuppenburg and Comerica Bank f/k/a Manufacturers National Bank of Detroit are co-trustees of the K.M. Knuppenburg Residuary Trust which owns 145,339 shares of Common Stock, 22.8% of the total outstanding. The voting and investment power of the shares owned by the Trust is exercisable by the concurrent vote of the two trustees.

(2) Includes 200 shares of Common Stock which Mrs. Knuppenburg has the power to vote by virtue of an irrevocable proxy granted to her by her son, Kermit L. Knuppenburg. This proxy will become void upon Mrs. Knuppenburg's death.

(3) Dottice Stade is Mrs. Knuppenburg's daughter, the sister of Kermit L. Knuppenburg and wife of William B. Stade, President, Chairman of the Board and a director of the Company. The shares shown as beneficially owned by Mrs. Stade include 2,266 shares owned by Mr. Stade.

(4) Dottice Stade, Kermit L. Knuppenburg and Anthony W. Livorine are co-trustees of the D. E. Knuppenburg Grantor Retained Income Trust, which owns 140,322 shares of Common Stock, 21.9% of the total outstanding. The voting power of the shares owned by the trust is exercisable by the vote of a majority of the trustees, and the power to dispose of the shares is exercisable by the unanimous vote of the trustees.

(5)      Includes 11,960 shares held jointly with Mr. Knuppenburg's spouse.

(6)      Does not include 2,200 shares owned by Mr. Bellisario's wife.

(7)      Does not include 2,200 shares owned by Mr. Bellisario's wife.

(8)      Does not include 4,200 shares owned by Mrs. Paulson's husband.


                              ELECTION OF DIRECTORS

         Seven directors will be elected at the meeting, each to hold office until the next Annual Meeting of Shareholders or until his or her successor is elected and has qualified. The following table sets forth information regarding the seven nominees for election to the Board of Directors. All of the nominees are currently directors of the Company, elected at the 1997 Annual Shareholder's Meeting and have served as directors since first elected as such.

         Directors shall be elected by a plurality of the votes cast at the Annual Meeting. Shares represented by proxies in the accompanying form received by the Board of Directors will be voted at the Annual Meeting (or any adjournment thereof) as directed in the proxies. Unless a shareholder directs otherwise, signed proxies (including signed proxies which fail to direct how they are to be voted) will be voted for the election of the seven nominees named below and an equal number of votes will be cast for each nominee. If, as a result of circumstances not known or foreseen, any of such nominees shall be unavailable to serve as a director, such proxies will be voted for the election of such person or persons as the Board of Directors may select. In no event will the proxies be voted for more than seven nominees.


                                                                           DIRECTOR
                                                                         CONTINUOUSLY
NAME AND AGE                      PRINCIPAL OCCUPATION                      SINCE
------------                      --------------------                   ------------
William B. Stade, 60            President of the Company                     1971
                                and Chairman of the Board

Clark V. Stevens, 64            Attorney at Law, Clark V. Stevens, P.C.,     1974
                                St. Clair Shores, Michigan

Charles E. Blank, 60            President, Air-Way                           1977
                                Manufacturing, Olivet, Michigan,
                                manufacturer of steel fittings for
                                hydraulic systems; Associate, Buesser,
                                Buesser, Black, Lynch, Fryhoff & Graham,
                                Detroit, Michigan, attorneys

Kermit L. Knuppenburg, 56       Vice President, Select Sales, Inc.,          1994
                                Mt. Clemens, Michigan, a
                                manufacturer's representative

William P. Lianos, 61           Executive Vice President, Treasurer          1993
                                and Chief Operating Officer of the
                                Company

Anthony W. Livorine, 70         Retired Vice President of Sales,             1993
                                Textron, Townsend Division

Anthony J. Caputo, 54           President, Caputo Brosnan, P.C.              1994
                                Warren, Michigan, attorneys

            All of the nominees have been engaged in the principal occupation listed above for at least the last five years except as follows:

            William B. Stade became Chairman of the Board effective August 1996 and President of the Company effective April 1992. Prior thereto, he had been Executive Vice President of the Company for more than the past five years.

            William P. Lianos became Executive Vice President and Chief Operating Officer of the Company effective February 22, 1994. Prior thereto, he had been Vice President and Treasurer of the Company for more than the past five years.

            Prior to January 1, 1995, Clark V. Stevens was President of Regan & Stevens, P.C., Detroit, Michigan, attorneys. Regan & Stevens provided legal services to the Company during the previous five fiscal years. Clark V. Stevens, Professional Corporation, provided services to the Company during the fiscal year ended October 31, 1997, and the Company expects to retain such firm to perform legal services during the current fiscal year.

            Charles E. Blank is an associate of the law firm Buesser, Buesser, Black, Lynch, Fryhoff & Graham, which has provided legal services to the Company during the last five fiscal years and the Company expects to retain such firm for such purposes in the current fiscal year.

            Anthony J. Caputo serves on the Board and has been nominated at the express request of Ronald M. Bellisario on behalf of the Bellisario family shareholders.

            William B. Stade and Kermit L. Knuppenburg are brothers-in-law. There are no other family relationships between any of the directors or executive officers of the Company. None of the directors serves as a director of another publicly owned company.

            The Board of Directors has established a Compensation Committee, which is presently comprised of Messrs. Blank, Stevens, and Knuppenburg. The Compensation Committee reviews and recommends to the Board the salaries of all officers of the Company and remuneration of the directors.

            The Board has also established an Executive Committee, composed of Messrs. Stevens, Stade and Livorine, to oversee management of the Company. The Company's executive officers report to this Committee. The Executive Committee is expected to perform its duties for a temporary but indefinite period until Company profitability improves.

            The Board has also established a Search Committee, composed of Messrs. Stevens Knuppenburg and Lianos, to find a potential successor to the Chief Executive Officer and Chief Operating Officer positions.

            The Board has not established a nominating committee, nor has the Board established an audit committee or similar committee. In these matters, the Board of Directors acts as a committee of the whole.

            During the fiscal year ended October 31, 1997, the Board met five times, the Compensation Committee met two times, and the Search Committee met one time. The Executive Committee met monthly during the year.

                               EXECUTIVE OFFICERS

            The following table sets forth information concerning the persons who served as executive officers of the Company during fiscal year ended October 31, 1997.


            NAME AND AGE                      OFFICE AND LENGTH OF SERVICE
            William B. Stade, 60          Chairman of the Board since August 1996 and President since
                                          April 1992. Prior thereto, Executive Vice President since 1971.

            Clark V. Stevens, 64          Secretary since 1977.

            William P. Lianos, 61         Executive Vice President since 1994 and Treasurer since
                                          1986.  Prior thereto, Vice President since 1991.

            Each of the executive officers serves at the pleasure of the Board of Directors. Background information regarding Messrs. Stade, Stevens and Lianos is set forth under "Election of Directors."

                        SECURITY OWNERSHIP OF MANAGEMENT

            The following table sets forth information with respect to the beneficial ownership of shares of the Company's Common Stock by all persons who served as members of the Board of Directors during the fiscal year ended October 31, 1997, the named executive officers and all directors and officers of the Company as a group, calculated as of December 31, 1997. The nature of beneficial ownership is sole voting and investment power except as otherwise indicated in the footnotes to the table.

                                                         NUMBER           PERCENT
                                                        OF SHARES         OF CLASS
                                                        ---------         --------
            William B. Stade (1)                          2,266               *
            Clark V. Stevens (2)                         14,220             2.2%
            Charles E. Blank                                973               *
            William P. Lianos (3)                         3,020               *
            Anthony W. Livorine (4)                     141,722            22.2%
            Kermit L. Knuppenburg (5)                   152,482            24.0%
            Anthony J. Caputo                                 0               *
                                                        -------            ----
            All directors and executive officers
            as a group
            (7 persons) (6)                             174,361            27.3%
                                                        =======            ====

       ----------------------
       * Less than 1%

(1)      See footnotes 3 and 4 under "Principal Shareholders".

(2) Includes 3,120 shares held jointly with Mr. Stevens' spouse; and 11,100 shares held individually by Mr. Stevens.

(3)      Shares are held jointly with Mr. Lianos' spouse.

(4) Includes 1,400 shares held by Mr. Livorine. See footnote 4 to the table under "Principal Shareholders" for balance.

(5) Includes 11,960 shares held jointly with Mr. Knuppenburg's spouse. See footnotes 2 and 4 to the table under "Principal Shareholders".

(6) The following shares have been counted only once in determining the total number of shares, and percent of class, held by all directors, nominees and executive officers: 140,322 shares indicated for both Mr. Livorine and Mr. Knuppenburg held in the D.E. Knuppenburg Grantor Retained Income Trust, of which they are co-trustees.


                             EXECUTIVE COMPENSATION

                 Summary of Cash and Certain Other Compensation

         The following table sets forth the cash compensation paid by the Company as well as other compensation paid or accrued during the Company's last three fiscal years to (i) the Chief Executive Officer of the Company and (ii) each of the executive officers of the Company whose annual compensation exceeded $100,000.

                         SUMMARY COMPENSATION TABLE (1)
--------------------------------------------------------------------------------

   NAME AND PRINCIPAL                              ANNUAL            ALL OTHER
       POSITION               YEAR              COMPENSATION       COMPENSATION(2)
   ------------------         ----              ------------       ---------------
   William B. Stade           1997              $  150,500         $   29,885
   Chief Executive Officer    1996                 150,500             26,315
                              1995                 150,500             19,783

   William P. Lianos          1997                 154,167             82,236
   Executive Vice President,  1996                 142,500             71,221
   Treasurer                  1995                 130,000             51,312

(1) Cash compensation does not reflect Messrs. Stade's and Lianos' use of Company automobiles, the individual amounts of which did not exceed 10% of the compensation paid to either executive officer and the aggregate amount of which did not exceed 10% of the total compensation paid to all executive officers as a group.

(2) All other compensation includes contributions made by the Company on behalf of the named executive officers under the Company's 401(k) plan and bonuses paid under the Company's Incentive Compensation Plan.

ANNUITY, PENSION OR RETIREMENT BENEFITS

                    ANNUAL BENEFIT EXAMPLES AT AGE 65 IN 1996
              BASED UPON YEARS OF SERVICE THROUGH DECEMBER 15, 1989

          AVERAGE
          EARNINGS         10         15         20        25       30
          --------     -------    -------     -------   -------   -------
          $ 40,000     $ 3,200    $ 4,800     $ 6,400   $ 8,000   $ 9,600
           105,000       8,400     12,600      16,800    21,000    25,200
           170,000      13,600     20,400      27,200    34,000    40,800
           235,000      18,800     28,200      37,600    47,000    56,400
           300,000      24,000     36,000      48,000    60,000    72,000

          The Company's Salaried Employee Pension Plan is a qualified non-contributory defined benefit pension plan which is intended to be qualified under the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended (the "Plan"). In December 1988, the Board of Directors approved the termination of the Plan and additional benefits ceased accruing effective December 15, 1989 (the "Termination Date"). On June 29, 1990, the Company received approval from the Internal Revenue Service to terminate the Plan and Plan assets were used to purchase annuities to cover the accrued benefits of all Plan participants payable upon the employee's retirement at age 65 or upon early retirement on or after age 55. The Plan provided optional early retirement benefits, provided that the participant had attained age 55 and completed at least ten years of service with the Company, although after termination of the Plan, the participant no longer needs to complete ten years of service with the Company to receive early retirement benefits. The Plan covered all full-time employees (except certain employees whose employment is governed by a collective bargaining agreement) who completed one year of service (at least 1,000 hours) and attained the age of 21 years or completed three years of employment. Generally, monthly payments based upon years of credited service and the employee's yearly earnings are payable to or on behalf of each covered employee upon such employee's retirement.

          Benefits were calculated at 8/10 of 1% of annual earnings for each credited year of service after the effective date of the Plan. Annual earnings under the Plan were defined as gross earnings as reflected on an employee's Form W-2. The maximum yearly pension benefit is the smallest of: (a) the benefits credited to the employee under the benefit formula; or (b) 100% of the employee's average yearly earnings (if over $10,000), in the three consecutive years of highest earnings; or (c) the maximum yearly pension benefit under the Plan ($98,064 as of the Termination Date). Benefits are fully vested after ten years.

          Mr. Stade has 17 credited years of service under the Plan and Mr. Lianos has 7 years of credited service. The benefits payable under the
Plan are not subject to deduction for Social Security or other offset amounts. Estimated annual benefits payable as a life annuity upon retirement at age 65 to persons retiring in 1996 are shown in the table above according to "average earnings" (calculated as provided in the Plan) and "years of service" (as defined in the Plan).

          The Company makes a voluntary contribution to the Salaried Employees 401(k) Plan. The contribution in fiscal year 1997 amounted to $66,354, distributed based upon employee base compensation.

COMPENSATION OF DIRECTORS

          During the fiscal year ended October 31, 1997, directors (other than those who are also officers or employees of the Company) were paid $750 for each Board of Directors meeting attended. A $2,000 monthly fee is paid to the Executive Committee members who are not employees of the Company. The $2,000 monthly fee is a temporary measure that will continue only so long as the Executive Committee's management oversight function continues. Members of the Compensation Committee are paid $750 per meeting attended. Members of the Executive Search Committee are paid $750 per meeting attended.

EMPLOYMENT AGREEMENT WITH EXECUTIVE VICE PRESIDENT

          On September 2, 1994 the Company executed an employment agreement with William P. Lianos, effective as of July 1, 1994. Pursuant to the terms of the Employment Agreement, Mr. Lianos is to perform those duties and responsibilities assigned by the Board of Directors, which are to be commensurate with his status as Chief Operating Officer and Chief Financial Officer of the Company and its subsidiary, The McLaughlin Company. The Employment Agreement provides for an annual salary, payable in semi-monthly installments plus any increases in the annual rate of compensation which the Board may determine from time to time. In addition, the Board of Directors may, but is not required to, determine a bonus to be paid to Mr. Lianos pursuant to the Agreement for any fiscal year ending during the term of the Agreement.

          Mr. Lianos is also entitled to sole use of an automobile purchased or leased for him by the Company and to receive such fringe benefits, including participation in the profit sharing plan, medical benefits, term life insurance and the like, as he was receiving on the date of the Agreement so long as the Company maintains such plans for its executives.

          In the event of his disability, Mr. Lianos is entitled to receive his full salary unless the Board determines that such disability shall prevent him from rendering services necessary in the performance of his duties for a period of six consecutive months. In that event the Board may terminate his employment, upon ten days prior notice delivered after expiration of such six month period. Upon such termination, or upon his death, during the term of the Agreement, Mr. Lianos (or his estate) is entitled to receive his full salary through the last day of the month in which such death or termination occurs plus 75% of the salary called for under the Agreement during the remainder of the term of the Agreement, reduced by any disability benefits received by him from insurance carriers with respect to which insurance premiums were paid by the Company.

          Under its original term, the Agreement was to expire June 30, 1996. At the meeting of the Board of Directors on December 20, 1995, the Compensation Committee recommended and the Board of Directors approved an extension of the Employment Agreement through October 31, 1998, and an increase in the annual salary to $145,000, effective January 1, 1996. At the meeting of the Board of Directors on December 18, 1996, the Compensation Committee recommended and the Board of Directors approved an increase in the annual salary to $156,000, effective January 1, 1997. At the meeting of the Board of Directors on December 17, 1997, the Compensation Committee recommended and the Board of Directors approved an extension of the Employment Agreement through October 31, 2001, and an increase in the annual salary to $172,500 effective January 1, 1998. The Agreement may be terminated, prior to the expiration of its term, by the Company for cause as defined in the Agreement.


                          COMPENSATION COMMITTEE REPORT

          The Compensation Committee of the Board of Directors for the fiscal year ending October 31, 1997 consisted of Messrs. Blank, Stevens and Knuppenburg. With respect to compensation awarded for that fiscal year, the Committee makes the following report:

          Mr. Stade's annual salary remains at $150,500, which was effective July 1, 1994.

          As mentioned above, the Board of Directors approved an additional extension to the employment agreement with William P. Lianos and increased his base salary, effective January 1, 1998, to $172,500. The Compensation Committee recommended this extension and increase in recognition of the Company's improved performance in the 1995, 1996 and 1997 fiscal years, Mr. Lianos' performance of his responsibilities and duties, and the scope of duties assigned to Mr. Lianos.

          An Incentive Compensation Plan for all exempt salaried employees including officers was in effect for the fiscal year ended October 31, 1997. The Board of Directors approved a new Incentive Compensation Plan for the fiscal year ending October 31, 1998. The new incentive plan provides for the creation of an incentive bonus pool equal to 20% of the Company's consolidated pretax profits in excess of $1,450,000. However, the Bonus Pool for 1998 shall not exceed $405,000. In calculating pretax profits, (1) bonuses paid under the incentive plan or any other bonuses for the fiscal year will not be included as expenses, and (2) gains from non-operational transactions (such as equipment sales or receipt of life insurance proceeds, for example) will not be included as profits. 40% of the bonus pool is reserved for payment to Mr. Lianos and Mr. Stade, except that payments to Mr. Lianos may not exceed 60% of his base salary and payments to Mr. Stade may not exceed 40% of his base salary. The remaining 60% of the bonus pool is to be paid to the Company's General Operations Manager, other Corporate Managers and other exempt salaried personnel as determined by the Company's Chief Operating Officer (Mr. Lianos) based on his determination of the relative contribution of such individuals to the pretax profits. The bonus paid to the General Operations Manager, Sales Manager and/or Chief Engineer, may not exceed 50% of their respective base salaries, while bonuses to other Corporate Managers and other exempt salaried personnel may not exceed 25% and 15%, respectively, of their base salaries. The incentive bonus plan is effective only for the fiscal year ending October 31, 1998.

          It is the Compensation Committee's belief that the salaries for Mr. Stade and Mr. Lianos are reasonable for persons performing the functions performed by them for companies of the size and character of the Company.
The Committee took cognizance of the Company's continuing improved financial performance in fiscal 1997 in establishing the compensation to be paid to the officers; however, the Committee did not establish or use any specific performance-based criteria, quantitative or qualitative, in determining the compensation to be paid any officers.

                                               Charles E. Blank
                                               Clark V. Stevens
                                               Kermit L. Knuppenburg


           SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          For its most recent fiscal year, the Company is not aware of the failure of any director, officer or beneficial owner of more than 10% of the Company's equity securities to file timely any report on Form 3, 4 or 5 required under Section 16(a) of the Securities Exchange Act of 1934.

                                PERFORMANCE GRAPH

          The SEC requires that the Company include in this Statement a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with the S&P 500 Stock Index and companies in the Company's peer group. For peer group purposes, the Company has compared such shareholder returns with Federal Screw Works.


                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN







                           [ADD GRAPH FROM HARD COPY]










                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CERTAIN BUSINESS RELATIONSHIPS

          Clark V. Stevens, a director of the Company, is the President and owner of Clark V. Stevens, Professional Corporation, a law firm which provided services to the Company in the fiscal year ended October 31, 1997. In
1997, Clark V. Stevens, Professional Corporation, was paid fees for services by the Company in the amount of $10,925. The Company proposes to retain this firm during the current fiscal year.

          Kermit L. Knuppenburg, a director of the Company, son of Dorothy E. Knuppenburg and brother-in-law of William B. Stade, performs commissioned sales representative services for the Company through Select Sales, Inc. Amounts paid by the Company for these services for the fiscal year ended October 31, 1997 were approximately $312,000.

                                   ACCOUNTANTS

          Plante & Moran, independent public accountants, audited the financial statements of the Company for the fiscal year ended October 31, 1997. Representatives of Plante & Moran are expected to be present at the Annual Meeting, will be afforded the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions by shareholders.

          The audit services provided by Plante & Moran relating to the fiscal year ended October 31, 1997, were examination of the Company's financial statements and pension plan, assistance and consultation in connection with filing Form 10-K and other reports with the Securities and Exchange Commission, and consultation in connection with various accounting matters.


                                  OTHER MATTERS

          At the date of this Proxy Statement, the Board of Directors is not aware of any matters to be presented for action at the meeting other than those described above. However, if any other matters should come before the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment in such matters.

          If any security holder of the Company wishes to present a proposal for action at the annual meeting of the Company's shareholders to be held in April, 1999, such proposal shall be received at the Company's principal executive offices not later than November 20, 1998.

          A proposal to be presented at any meeting other than an annual meeting of shareholders should be received a reasonable time before the solicitation is made.

          To avoid uncertainty as to the date on which a proposal was received by the Board of Directors, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested.

                                            By Order of the Board of Directors



                                            CLARK V. STEVENS, Secretary





Warren, Michigan
March 20, 1998

MICHIGAN                   PROXY                       THIS PROXY IS SOLICITED ON
RIVET                                                 BEHALF OF BOARD OF DIRECTORS.
CORPORATION                                   The undersigned hereby constitutes and appoints William B. Stade and
13201 Stephens Road                           William P. Lianos and each of them, as Proxies, each with power to
Warren, Michigan 48089                        appoint his substitute, and hereby authorizes them to represent and to vote as designated below, by action of a majority present (or, if only one is present, then that one), all the shares of common stock of Michigan
                                              Rivet Corporation held of record by the undersigned on February 20,
                                              1998 at the Annual Meeting of Shareholders to be held at the offices of
                                              Michigan Rivet Corporation, 13201 Stephens Road, Warren, Michigan,
                                              48089, on Friday, April 24, 1998, at 11:00 a.m., Detroit Time, or at any
                                              adjournment thereof.

1.  ELECTION OF          FOR ALL NOMINEES LISTED BELOW  [ ]            WITHHOLD AUTHORITY  [ ]
    DIRECTORS          (except as marked to the contrary below)     to vote for all nominees listed below

(INSTRUCTION:   TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)
                C. Stevens, W. Stade, C. Blank, W. Lianos, A. Livorine, K. Knuppenburg and A. Caputo

2.  In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER.  IF NO SPECIFI-
    CATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED ABOVE AND ANY SUBSTITUTE FOR ANY OF THEM.
                                         (Continued, and to be signed, on other side.)

    Receipt is hereby acknowledged of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 20, 1998 and the Annual Report of Michigan Rivet Corporation for the year ended October 31, 1997.






                                                                      Dated:___________________________, 1998

                                                                      _______________________________________
                                                                      Signature

                                                                      _______________________________________
                                                                      Signature if held jointly

                                                                      Please sign exactly as name appears hereon.  If
                                                                      the stock is registered in the names of two or
                                                                      more persons, each should sign.  Executors, ad-
    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY                      ministrators, trustees, guardians, attorneys and
    CARD PROMPTLY USING THE ENCLOSED ENVELOPE.                        corporate officers should add their titles.

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